EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                           State of
                                    Percentage of        Incorporation
              Subsidiary              Ownership         or Organization
     ----------------------------   --------------    --------------------
     United Savings Bank, F.A.       100%             Federal Savings Bank

     Heritage Bank, FSB              100%             Federal Savings Bank

     Community Service Corporation   100% (indirect)   Montana corporation